Exhibit 99.1

magicJack Expects to Continue Growing Revenue 20% - 30%
Through 2013; Earnings Per Share (EPS) GAAP Estimates are $2.00
 to $2.50 for Full Year 2013

West Palm Beach, FL, and Netanya, Israel – April 16th, 2012 - magicJack VocalTec, Ltd. (Nasdaq: CALL) (“the Company”), a cloud communications leader that invented voice over IP (VoIP) and sold over nine million magicJacks®, today announced that it expects to continue growing revenue 20% - 30% through 2013. The Company estimates earnings per share (EPS) of $2.00 to $2.50 for full year 2013.

magicJack President Andrew MacInnes said, “The Company is off to a brilliant start in 2012 with the first quarter 2012 estimate for EPS to be as high as $0.40 per share and $0.28 per share before an extraordinary gain. Our estimates are based on GAAP numbers - a measurement other companies rely on less. That being said, these estimates for 2013 are before any possible, presently unknown, negative adjustments (one-time, extraordinary items, merger-related expenses, etc.) and may change. (Please review all SEC filings for risk factors and other important material.) There continues to be significant opportunity to build a much larger company as we develop many new markets. I will be starting a mini-road shows, telling our compelling growth story to a larger base of potential investors.”

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected revenues, cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; any operational or cultural difficulties associated with the continuing integration of the businesses of VocalTec and YMax; potential adverse reactions or changes to business relationships resulting from the completion of the merger; unexpected costs, charges or expenses resulting from the merger; the ability of the combined Company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies; our ability to develop, introduce and market innovative products, services and applications; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of  our Annual Report on Form 10-K  and other filings  with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of VoIP including the softphone and magicJack, has the goal of becoming the leading international provider of global voice over many platforms. The Company has achieved sales of over eight million of the easy-to-use, award-winning magicJack since the device’s launch in 2008, and has the use of over 30 patents, some dating to when the Company invented VoIP. It is the largest reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and certification in number of states, and the network has historically had uptime of over 99.99 percent.

Contact:

Investor Relations
Andrew MacInnes, President
561-749-2255
ir@magicJack.com

Media Relations
Kari Hernandez, INK Public Relations for magicJack
512-382-8982
magicjack@ink-pr.com